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                                                 EXHIBIT 5

                                                 MJ/js/73287.
                                                 Direct Telephone: +441 298 3240
                                                 Direct e-mail: jvirgil@ask.bm
MICHAEL JONES
PARTNER
                                                                18 October 2000

Tyco International Ltd.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM08 Bermuda

Dear Sirs

TYCO INTERNATIONAL LTD. (THE "COMPANY")
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We have been instructed by the Company to address this opinion to you in connection with Registration Statement on Form S-4 (File No. 333-[ ]) (the "Registration Statement") filed by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933 (as amended). Pursuant to the Registration Statement Tyco Acquisition Corp. X ("Tyco Acquisition"), a wholly owned subsidiary of the Company, has offered to exchange (the "Exchange Offer") a fraction of the Company's common shares (the "Common Shares"), for each outstanding share in InnerDyne, Inc. ("InnerDyne") and following consummation of the Exchange Offer to issue Common Shares in or pursuant to certain rights in connection with the proposed merger (the "Merger") of InnerDyne with VLMS Inc. ("Merger Sub") an indirect wholly owned subsidiary of the Company pursuant to the Agreement and Plan of Merger dated as of October 3, 2000 among Tyco Acquisition, Merger Sub and InnerDyne (the "Merger Agreement"). The Merger Agreement includes a Guarantee whereby the Company has agreed to guarantee the obligations of Tyco Acquisition and Merger Sub under the Merger Agreement (the "Guarantee").

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents").

ASSUMPTIONS
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In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, notarised or photostatic copies;

(b)   the genuineness of all signatures on the documents we have reviewed;

(c) the authority, capacity and power of each of the persons, other than the Company, signing the documents which we have reviewed;

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Tyco International Ltd.               -2-                       18 October 2000

(d) that any factual statements made in the Registration Statement and any of the exhibits thereto and any certificates examined by us are true, accurate and complete in all respects material to this opinion;

(e) that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(f) that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(g) that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company.

OPINION
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Based upon and subject to the foregoing and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion that:

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Tyco International Ltd.               -3-                       18 October 2000

(1) The Company is an exempted company incorporated with limited liability and is validly existing under the laws of Bermuda. The Company is in good standing under the laws of Bermuda and has all the requisite corporate power and authority to issue the Common Shares.

(2) All necessary corporate action required to be taken pursuant to Bermuda law has been taken by or on behalf of the Company and all the necessary authorisations and approvals of governmental authorities in Bermuda have been duly obtained for the issue of the Common Shares.

(3) When the Common Shares are issued in accordance with the Exchange Offer, the Merger, the Merger Agreement and the Resolutions, the Common Shares will be validly issued and will be outstanding as fully paid and non-assessable shares of the Company.

(4) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue of the Common Shares in accordance with the Exchange Offer and the Merger Agreement.

RESERVATIONS
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We have the following reservations:

(a) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of the Company and subject to any contrary provisions in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the dates on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares or in any way increases his ability to contribute to the share capital of, or otherwise to pay money to, the Company.

(b) We are admitted to practice law in the islands of Bermuda and we express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(c) In paragraph (1) above, the term "good standing" means that the Company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda.

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Tyco International Ltd.               -4-                       18 October 2000

(d) In order to issue this opinion we have carried out the Company Search and have not enquired as to whether there has been any change since the date of such search.

(e) In order to issue this opinion we have carried out the Litigation Search and have not enquired as to whether there has been any change since the date of such search.

(f) With respect to the opinion expressed in paragraph (3) hereof, we have relied solely upon statements and representations made to us in the Officer's Certificate. We have made no independent verification of the matters referred to in the Officer's Certificate, and we qualify such opinion to the extent that the statements or representations made in the Officer's Certificate are not accurate in any respect.

DISCLOSURE
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This opinion is addressed to you in connection with the Registration
Statement to be filed with the United States Securities and Exchange Commission. We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

/s/ Appleby Spurling & Kempe

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Tyco International Ltd.               -1-                       18 October 2000
                                    SCHEDULE
                                   ----------

(i)     A copy of the Registration Statement on Form S-4 (Registration
        No. 333 - [ ]) as filed with the Securities and Exchange Commission on 18 October 2000 (excluding exhibits other than those specifically mentioned below).

(ii) A copy of the Agreement and Plan of Merger by and among Tyco Acquisition Corp. X, VLMS, Inc., and InnerDyne, Inc., which includes the Guarantee of the Company, dated as of 3 October 2000.

(iii) A copy of the permissions dated 20 April 1999, 29 April 1999 and 11 June 1999 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of common shares of the Company.

(iv) A certificate dated 17 October 2000 issued by Mark A. Belnick, Executive Vice President and Chief Corporate Counsel of the Company, certifying the resolutions of the Board of Directors of the Company passed on 3 October 2000 (the "Resolutions").

(v) An officer's certificate dated 18 October 2000 issued by Byron S. Kalogerou, Vice President and Assistant Secretary of the Company in respect of the Resolutions. The Certificates issued by Byron S. Kalogerou and Mark A. Belnick are together referred to as the "Officer's Certificate."

(vi) The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 18 October 2000 (the "Company Search").

(vii) The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 18 October 2000 in respect of the Company (the "Litigation Search").

(viii) Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of the Company (collectively referred to as the "Constitutional Documents").

(ix)    A copy of the Share Register of the Company as at 29 September 2000.